Exhibit 10.3

Non-Competition and Non-Disparagement Agreement
This Non-Competition and Non-Disparagement Agreement (this “Agreement”) is entered into by and between FirstEnergy Corp., an Ohio Corporation (the “Company”), and Charles E. Jones (the “Employee”) as of September 15, 2015.
In consideration of the Employee's employment by the Company, which the Employee acknowledges to be good and valuable consideration for his obligations hereunder, the Company and the Employee hereby agree as follows:
1.Definitions. The capitalized terms used in this agreement that are not otherwise defined shall have the following meanings:

“Affiliate” shall mean, as of any date, any corporation or business organization that would be treated as a single employer with the Company under Section 414(b) or (c) of the Code.

“Change in Control” shall have the same meaning ascribed to it in either (i) the FirstEnergy Corp. Change in Control Severance Plan (adopted in 2011), as may be amended from time to time, or (ii) the FirstEnergy Corp. 2017 Change in Control Severance Plan, as may be amended from time to time, based on whichever plan is in effect as of the date the event purported to be a “Change in Control” occurs.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

“Customer” shall mean any person, firm, association, corporation or other entity to which the Company, an Affiliate or any Subsidiary sells, has sold or reasonably intends to sell the products, supplies or services of the Company, an Affiliate or any Subsidiary within the twenty-four (24) month period immediately preceding the date of the Employee’s termination of employment.

“Subsidiary” shall mean a corporation, company or other entity (a) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (b) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company.

2.Non-Competition and Other Restrictive Covenants. If, following a Change in Control of the Company, the Employee incurs a termination of employment for any reason, then (i) with respect to subparagraphs (a), (b) and (c) below, for a period of twenty-four (24) months after such termination of employment and (ii) with respect to subparagraphs (d) and (e) below, at any time after such termination of employment, the Employee shall not on his own account without the consent of the Company, or as a shareholder, employee, officer, director, consultant or otherwise, engage directly or indirectly in any business or enterprise which is in competition with the Company, an Affiliate or any Subsidiary in a market located in any state or states in which, on the date of the Employee’s termination of employment, the Company sells, has sold or reasonably intends to sell to Customers. For all purposes of this Plan, the words “competition with the Company, an Affiliate or any Subsidiary” shall mean:

a.Directly participating or engaging, on the behalf of other parties, in the purchase or sale of products, supplies or services of the kind, nature or description of those sold by the Company, an Affiliate or any Subsidiary;

b.Soliciting, diverting, taking away or attempting to take away any of the Customers with respect to their purchase or sale, or potential purchase or sale, of the products, supplies or services of the kind, nature or description of those sold or reasonably intended to be sold by the Company, an Affiliate or any Subsidiary or the business or patronage of any such Customers with respect to their purchase or sale, or potential purchase or sale, of the products, supplies or services of the kind, nature or description of those sold or reasonably intended to be sold by the Company, an Affiliate or any Subsidiary;

c.Soliciting, enticing, luring, employing or endeavoring to employ any employees of the Company, an Affiliate or any Subsidiary;

d.Divulging to others or using for the Employee’s own benefit any confidential information obtained during the course of the Employee’s employment with the Company, an Affiliate or any Subsidiary relative to sales, services, processes, methods, machines, manufacturers, compositions, ideas, improvements, patents, trademarks, or inventions belonging to or relating to the affairs of the Company, an Affiliate or any Subsidiary;

e.Divulging to others or using to the Employee’s own benefit any trade secrets belonging to the Company, an Affiliate or any Subsidiary obtained during the course of the Employee’s employment or that the Employee became aware of as a consequence of his or her employment.
However, nothing herein contained shall prevent the Employee from purchasing and holding for investment less than 5% of the shares of any corporation the shares of which are regularly traded either on a national securities exchange or in the over-the-counter market.

3.Non-Disparagement. The Employee and the Company agree that neither party shall disparage the other nor shall either party communicate to any person and/or entity in a manner that is disrespectful, demeaning, and/or insulting toward the other party.

Notwithstanding the foregoing, Employee and the Company understand that nothing in this Agreement shall prohibit, penalize, or otherwise discourage Employee from reporting, providing testimony regarding, otherwise communicating any nuclear safety concern, workplace safety concern, public safety concern, or any concern about the legal or ethical management of FENOC to the U.S. Nuclear Regulatory Commission (“NRC”), the U.S. Department of Labor, the Securities and Exchange Commission, Congress, or any federal or state government agency. In this regard, the parties to this Agreement understand that this Agreement shall be interpreted in a manner consistent with 10 C.F.R. § 50.7(f). The provisions of this Agreement are not intended to restrict Employee’s communication with, or full, unconditional cooperation in proceedings or investigations by, any agency relating to nuclear regulatory or safety issues. This Agreement shall not be construed as a withdrawal of any concerns raised by Employee with the NRC, or the withdrawal of participation by Employee in any NRC proceedings.

4.Remedies. The Employee and the Company acknowledge and agree that the restrictive covenants contained in Section 2 of this Agreement are of a special nature and that any breach, violation or evasion by the Employee of the terms of Section 2 of this Agreement will result in immediate and irreparable injury and continuing damage to the Company and its business, for which there is no adequate remedy at law, and will cause damage to the Company in amounts difficult to ascertain. Accordingly, in the event of a breach or threatened breach by Employee of the terms of this Agreement, the Company, its Affiliates and Subsidiaries and their successors and assigns, shall be entitled to temporary and permanent injunctive relief and to such further relief, including damages, as is proper under the circumstances.

If any portion of Section 2 of this Agreement shall be found by a court of competent jurisdiction to be invalid or unenforceable, such court may exercise its discretion in reforming such provisions to the end that the Employee shall be subject to non-disclosure, non-competition, non-solicitation or non-disparagement covenants that are reasonable under the circumstances and enforceable by the Company. In the event that any other provision or term of this Agreement is found by a court of competent jurisdiction to be void or unenforceable to any extent for any reason, it is the agreed upon intent of the parties hereto that all remaining provisions or terms of the Agreement shall remain in full force and effect to the maximum extent permitted and that the Agreement shall be enforceable as if such void or unenforceable provision or term had never been a part hereof.

5.Successors and Assigns.   To the extent permitted by state law, the Company may assign this Agreement to any Subsidiary or Affiliate or to any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company. This Agreement shall inure to the benefit of the Company and permitted successors and assigns.

6.Construction. This Agreement shall be construed in accordance with, and governed by the laws of the State of Ohio without respect to conflict of law provisions thereof. Employee agrees that any civil suit brought by him or his representatives against the Company, any of its Affiliates or Subsidiaries or their respective board of directors with respect to this Agreement may only be submitted and filed in the United States District Court for the Northern District of Ohio.

7.Entire Agreement. Unless specifically provided herein, this Agreement contains all the understandings and representations between the Employee and the Company pertaining to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

8.Modification and Waiver. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by the Employee and by the Company. No waiver by either of the parties of any breach by the other party hereto of any condition or provision of this Agreement to be performed by the other party hereto shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either of the parties in exercising any right, power or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

9.Captions. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

10.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FIRSTENERGY CORP.
By: /s/ James F. Pearson Name: James F. Pearson Title: EVP & CFO CHARLES E. JONES /s/ Charles E. Jones